UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 7, 2014

Levy Acquisition Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-36197 (Commission File Number)	46-3340980 (I.R.S. Employer Identification Number)

444 North Michigan Avenue, Suite 3500 Chicago, IL (Address of principal executive offices)	60611 (Zip code)

(312)-267-4190

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(b) On July 7, 2014, Levy Acquisition Corp. (the “Company”) filed a Current Report on Form 8-K announcing the resignation of ROTHSTEIN-KASS, P.A. (d/b/a Rothstein Kass & Company, P.C.) (“Rothstein Kass”) as independent registered public accounting firm for the Company following the acquisition of certain assets of Rothstein Kass and certain of its affiliates by KPMG LLP (“KPMG”). On August 7, 2014, the Audit Committee of the Board of Directors of the Company approved the engagement of KPMG as the Company’s independent registered public accounting firm.

During the fiscal year ended December 31, 2013 and through the subsequent interim period prior to the Company’s engagement of KPMG, the Company did not consult KPMG regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 12, 2014

Levy Acquisition Corp.

By:	/s/ Ari B. Levy
Name: Ari B. Levy
Title: President and Chief Investment Officer

[Signature Page to Form 8-K]